UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2017

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2017, Federal Home Loan Bank of Topeka ("FHLBank") entered into industrial revenue bond financing agreements with Shawnee County, Kansas ("County"), that will provide property tax savings for 10 years on FHLBank's new headquarters. In the transaction, the County will acquire an interest in the land and building by issuing industrial revenue bonds due December 31, 2027 ("Bonds") and lease the land and building to FHLBank for an identical term under a capital lease. The Bonds will be collateralized by the required lease payments for the related leasing transaction with Shawnee County. The Bonds will be purchased by FHLBank. The total amount of Bonds authorized for issuance is $36.0 million and the closing date is scheduled for June 28, 2017.

The County will assign the lease to the bond trustee for FHLBank's benefit as the sole holder of the Bonds; therefore FHLBank, in effect, controls enforcement of the lease against itself. FHLBank can prepay the Bonds at any time, but would lose its property tax benefit in the event the Bonds were to be prepaid. As a result of the capital lease treatment, the land and building will remain a component of the property, plant and equipment in FHLBank's statement of financial condition. The investment in the Bonds and the equivalent capital lease liability will also be included in FHLBank's statement of financial condition. FHLBank, as holder of the Bonds, is due interest at 2% per annum with interest payable annually in arrears on December 1, beginning December 1, 2017. This interest income is directly offset by the lease payments on the land and building, which are due at the same time and in the same amount as the interest income. Both the Bonds and the corresponding capital lease have approximately 10-year terms.

Copies of the trust indenture and the lease agreements entered into in connection with this transaction are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Trust Indenture dated as of June 1, 2017, between Shawnee County, Kansas, and BOKF, N.A.
10.2 Lease Agreement dated as of June 1, 2017, between Shawnee County, Kansas, and Federal Home Loan Bank of Topeka
10.3 Base Lease Agreement dated as of June 1, 2017, between Shawnee County, Kansas, and Federal Home Loan Bank of Topeka

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

June 23, 2017	By:	/s/Tad M. Kramar

Name: Tad M. Kramar
Title: VP, Director of Legal Services/Associate General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Trust Indenture dated as of June 1, 2017, between Shawnee County, Kansas, and BOKF, N.A.
10.2	Lease Agreement dated as of June 1, 2017, between Shawnee County, Kansas, and Federal Home Loan Bank of Topeka
10.3	Base Lease Agreement dated as of June 1, 2017, between Shawnee County, Kansas, and Federal Home Loan Bank of Topeka